UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                       Date of Report: September 22, 2003

              Date of Earliest Event Reported: September 22, 2003


                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-25464

                             VIRGINIA 54-1387365
               (State or other jurisdiction of (I.R.S. Employer
              incorporation or organization) Identification No.)

                               500 Volvo Parkway
                              Chesapeake, VA 23320
                    (Address of principal executive offices)

         Registrant's telephone number, including area code: (757) 321-5000




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Item 9. Regulation FD Disclosure.

Today, September 22, 2003, Dollar Tree Stores, Inc. issued a press release reaffirming its revenue guidance and announcing that its operations were largely unaffected by Hurricane Isabel. The text of the press release is included below.

                          PRESS RELEASE

                 DOLLAR TREE STORES REAFFIRMS REVENUE GUIDANCE,
                OPERATIONS LARGELY UNAFFECTED BY HURRICANE ISABEL

CHESAPEAKE, Va. - September 22, 2003 - Dollar Tree Stores, Inc. (NASDAQ: DLTR), the nation's largest $1.00 discount variety store chain, reported today that its stores, distribution centers, and headquarters building are up-and-running, in the aftermath of Hurricane Isabel. The Company today is reaffirming its standing guidance for third-quarter revenue to be in the range of $665 to $680 million, with the mid-point of that range representing a slightly positive comparable-store increase.

In preparation for Hurricane Isabel, the Company carried out various disaster-preparedness plans, including remotely locating help-desk associates to provide technology assistance to stores, advancing store deliveries in order to ship merchandise ahead of the storm, and shipping additional quantities of essential supplies to stores in affected areas. Although the storm temporarily disrupted business and distribution in certain mid-Atlantic areas, stores and distribution centers outside the mid-Atlantic region were unaffected by the hurricane. Fewer than 100 stores lost power during the storm, and none of the Company's stores or distribution centers suffered meaningful property damage from the storm.

"I am so proud of how our associates company-wide worked together to provide exceptional service during this time of great need," President and Chief Operating Officer Bob Sasser said. "The emergency measures we implemented worked well: Our associates stayed safe, we had limited disruption to our business, and we had a quick recovery to normal business. We are providing our customers exactly what they need in these challenging times - value, convenience, and merchandise to help them live their lives."

On Wednesday, October 8, 2003, the Company will be holding its 3rd annual investor conference. The conference will be webcast live on our website, www.dollartree.com, and will remain available for one week following the conference.

The Company operated 2,468 stores in 47 states as of August 2, 2003. During the second fiscal quarter of 2003, the Company opened 61 stores, closed 12 stores, added 100 Greenbacks stores, and expanded or relocated 35 stores. The Company's retail selling square footage totaled approximately 15.7 million at August 2, 2003, a 13% increase from 13.9 million at May 3, 2003 and a 36% increase compared to a year ago.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding third-quarter total and comparable-store sales. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 28, 2003 and our Quarterly Report on Form 10-Q filed
September 12, 2003.  Also, carefully review "Risk

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Factors" in our most recent prospectuses filed November 15, 2000 and August
3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:              Dollar Tree Stores, Inc., Chesapeake
                      Erica Robb or Adam Bergman, 757-321-5000
                         www.DollarTree.com


The information contained in this item is being furnished to the Securities and Exchange Commission. Such information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

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



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:  September 22, 2003


                                    DOLLAR TREE STORES, INC.


                                    By:     \s\ Fredrick C. Coble
                                            --------------------------------
                                            Frederick C. Coble
                                            Chief Financial Officer



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